EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 202 to the Registration Statement of Eaton Vance Municipals Trust (1933 Act File No. 033-00572) of my opinion dated November 26, 2024, which was filed as Exhibit (i) to Post-Effective Amendment No. 201.

/s/ Stephanie Rosander
Stephanie Rosander, Esq.

December 23, 2024

Boston, Massachusetts